UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 4, 2008 (July 31, 2008)

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2008, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Maria Comfort, as President and Chief Merchandise Officer for its Wet Seal division, effective as of August 25, 2008 (the “Effective Date”).

Prior to the acceptance of her position with the Company, Ms. Comfort served as Senior Vice President and Chief Merchandising Officer of the Hot Topic division of Hot Topic, Inc. Ms. Comfort has served in this position since August 2005. Prior to that, Ms. Comfort served as Executive Vice President, General Merchandise Manager for Lillie Rubin stores, a division of Cache Inc., since April 2004. From May 2002 to April 2004, Ms. Comfort was Vice President and General Merchandise Manager for Lillie Rubin stores. From 1999 until 2002, Ms. Comfort served as Executive Vice President for Giorgio Armani. From June 1997 to 1999, Ms. Comfort served as President of 9 & Co., a division of Nine West Group, Inc., a women’s apparel company. Ms. Comfort has a B.A. degree in Mathematics from City College of New York, and has completed graduate level mathematics and management courses at Tel Aviv University and Columbia University.

General Terms of the Employment Agreement

Under the Employment Agreement between the Company and Ms. Comfort (the “Employment Agreement”) which will become effective as of August 25, 2008, Ms. Comfort is entitled to receive (i) a base salary of $500,000 (“Base Salary”), (ii) an annual performance bonus to be paid in accordance with the Spring and Fall operating income results of the Company, with a target award of up to 50% of Ms. Comfort’s base salary, and a maximum bonus opportunity of up to 100% of her base salary (the “Seasonal Bonus”); provided that the compensation committee of the Company may in its sole discretion replace the Seasonal Bonus program with an annual bonus program under which such annual bonus will be based on the achievement of annual metrics established by the Company each fiscal year, (iii) 90,000 shares of the Company’s Class A common stock (the “Common Stock”), subject to performance-based vesting restrictions (the “Performance Shares”) and (iv) an option to purchase up to 60,000 shares of Common Stock, in each case pursuant to and subject to the Company’s 2005 Stock Incentive Plan.

Ms. Comfort will be guaranteed a bonus of $75,000 for fiscal year 2008, for the partial year that she will be employed. In addition, Ms. Comfort will be eligible to receive an additional bonus based on performance metrics identified to her by the Company’s Chief Executive Officer. Ms. Comfort will be paid the guaranteed bonus and any additional bonus within 75 days following fiscal year 2008; provided that she has not been terminated by the Company for Cause (as defined in the Employment Agreement) or tendered her notice of resignation prior to such bonus payment date.

Equity Grants

The Performance Shares will be granted on the Effective Date in three tranches of 30,000 shares each (the “Tranche 1 Shares,” the “Tranche 2 Shares,” and the “Tranche 3 Shares”).

The three tranches will vest in the manner set forth in the following chart.

Number of Performance Shares within each Tranche	Time Based Vesting Date/ Measurement Period	Share Appreciation Target to be Equaled or Exceeded/Share Allocation
Tranche 1: 30,000	1 st anniversary of the Effective Date/Effective Date through the 3 rd anniversary thereof	$6.00 per share/15,000 $7.20 per share/15,000
Tranche 2: 30,000	2 nd anniversary of the Effective Date/ from the 1 st anniversary of the Effective Date through the 3 rd anniversary thereof	$8.64 per share/15,000 $10.37 per share/15,000
Tranche 3: 30,000	3 rd anniversary of the Effective Date / from the 2 nd anniversary of the Effective Date through the 3 rd anniversary thereof	$12.44 per share/15,000 $14.93 per share/15,000

The respective share appreciation targets will be deemed to have been met upon the attainment of the respective share appreciation targets as calculated on 20-day weighted average bases during the respective measurement periods.

All of the Performance Shares will be issued pursuant to the Company’s 2005 Stock Incentive Plan.

Severance Benefits

Upon termination by the Company without Cause or by Ms. Comfort for Good Reason (as defined in the Employment Agreement), Ms. Comfort will be entitled to receive (contingent on Ms. Comfort signing a release, in a form reasonably satisfactory to the Company):

(a) continued compensation and payment for any reimbursed expenses incurred, incurred but unpaid base compensation and other accrued employee benefits as provided in the Employment Agreement, through the termination date;

(b) continued healthcare coverage through COBRA if Ms. Comfort timely elects the coverage; and

(c) severance pay in an amount equal to one times Ms. Comfort’s base compensation, in equal bimonthly installments paid over a period of twelve (12) months.

Upon termination of Ms. Comfort’s employment by the Company for Cause, Ms. Comfort will not be entitled to receive any severance payments.

Additional Benefits

Ms. Comfort will be entitled to participate in all employee benefit plans or programs offered by the Company to its employees generally. The Company will provide Ms. Comfort with a luxury class sedan during the term of Ms. Comfort’s employment and pay maintenance, service, gasoline and insurance costs related thereto.

* * *

The foregoing is a summary of the terms of the Employment Agreement and is qualified in its entirety by the entire Employment Agreement which is filed herewith as Exhibit 10.1. A copy of the press release appears as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Shell Company Transactions.

Not Applicable.

(d)	Exhibits.

10.1	Employment Agreement entered into between the Company and Maria Comfort, dated as of July 22, 2008.

99.1	Press release dated July 31, 2008, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: August 4, 2008	By:	/s/ Steven H. Benrubi
		Name:	Steven H. Benrubi
		Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement entered into between the Company and Maria Comfort, dated as of July 22, 2008.

99.1	Press release, dated July 31, 2008, issued by the Company.